Exhibit 4.7

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 12, 2014, among COTT CORPORATION, a corporation organized under the laws of Canada (“Cott”), DSS GROUP, INC., a Delaware corporation (“DSS Group”), the subsidiary guarantors listed on Annex A, each a subsidiary of Cott (the “New Subsidiary Guarantors” and, collectively with Cott and DSS Group, the “New Guarantors”), DS SERVICES OF AMERICA, INC. (formerly known as DS WATERS OF AMERICA, INC.) (or its successor, “DS Services of America”), a Delaware corporation, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS Crestview DS Merger Sub II, Inc. (“MergerSub”), a Delaware corporation, certain Guarantors party thereto and the Trustee have heretofore executed an indenture, dated as of August 30, 2013 (as amended, amended and restated, supplemented or otherwise modified, by the Supplemental Indenture, dated as of August 30, 2013, and the Second Supplemental Indenture, dated as of December 2, 2014, the “Indenture”), providing for the issuance of the Issuer’s 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”), initially in the aggregate principal amount of $350,000,000;

WHEREAS On August 30, 2013, and immediately after the issuance of the Notes, MergerSub merged with and into DS Waters of America, Inc., a Delaware corporation (“DS Waters of America” and now known as DS Services of America), with DS Waters of America (now known as DS Services of America) as the surviving corporation, and DS Waters of America (now known as DS Services of America) assumed all obligations of MergerSub under the Indenture and the Notes. References herein to the “Issuer” refer to DS Services of America (formerly known as DS Waters of America);

WHEREAS Section 9.01 of the Indenture provides that the New Guarantors may execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS pursuant to Sections 9.05, 12.07 and 13.04 of the Indenture, the Issuer has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. Each of the New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. By executing this Supplemental Indenture, Cott is agreeing to become a party to the Indenture in its capacity as the “Company” as defined therein.

4. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to statements made in the recitals.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DS SERVICES OF AMERICA, INC.

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

DSS GROUP, INC., as a New Guarantor

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

[Signature Page to Third Supplemental Indenture]

156775 CANADA INC.
2011438 ONTARIO LIMITED
804340 ONTARIO LIMITED
967979 ONTARIO LIMITED
CAROLINE LLC
CLIFFSTAR LLC
COTT ACQUISITION LLC
COTT BEVERAGES INC.
COTT CORPORATION
COTT HOLDINGS INC.
COTT U.S. ACQUISITION LLC
COTT USA FINANCE LLC
COTT VENDING INC.
INTERIM BCB, LLC
STAR REAL PROPERTY LLC,
each as a New Guarantor

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

[Signature Page to Third Supplemental Indenture]

AIMIA FOODS EBT COMPANY LIMITED
AIMIA FOODS GROUP LIMITED AIMIA FOODS HOLDINGS LIMITED AIMIA FOODS LIMITED
CALYPSO SOFT DRINKS LIMITED COOKE BROS HOLDINGS LIMITED COOKE BROS. (TATTENHALL), LIMITED
COTT DEVELOPMENTS LIMITED COTT VENTURES LIMITED COTT VENTURES UK LIMITED
MR FREEZE (EUROPE) LIMITED STOCKPACK LIMITED
TT CALCO LIMITED,
each as a New Guarantor

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

COTT INVESTMENT, L.L.C. as a New Guarantor

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Treasurer

[Signature Page to Third Supplemental Indenture]

COTT (NELSON) LIMITED
COTT BEVERAGES LIMITED COTT EUROPE TRADING LIMITED COTT LIMITED
COTT NELSON (HOLDINGS) LIMITED COTT PRIVATE LABEL LIMITED COTT RETAIL BRANDS LIMITED, each as a New Guarantor

By:	/s/ Gregory Leiter
Name:	Gregory Leiter
Title:	Director

COTT ACQUISITION LIMITED
COTT UK ACQUISITION LIMITED, each as a New Guarantor

By:	/s/ Joanne Lloyd-Davies
Name:	JoAnne Lloyd-Davies
Title:	Director

COTT LUXEMBOURG S.A.R.L., as a New Guarantor

By:	/s/ Joanne Lloyd-Davies
Name:	JoAnne Lloyd-Davies
Title:	Class A Manager

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

Annex A:

156775 Canada Inc., a Canadian corporation

2011438 Ontario Limited, a Canadian corporation

804340 Ontario Limited, a Canadian corporation

967979 Ontario Limited, a Canadian corporation

Aimia Foods EBT Company Limited, a United Kingdom corporation

Aimia Foods Group Limited, a United Kingdom corporation

Aimia Foods Holdings Limited, a United Kingdom corporation

Aimia Foods Limited, a United Kingdom corporation

Calypso Soft Drinks Limited, a United Kingdom corporation

Caroline LLC, a Delaware limited liability company

Cliffstar LLC, a Delaware limited liability company

Cooke Bros Holdings Limited, a United Kingdom corporation

Cooke Bros. (Tattenhall). Limited, a United Kingdom corporation

Cott (Nelson) Limited, a United Kingdom corporation

Cott Acquisition Limited, a United Kingdom corporation

Cott Acquisition LLC, a Delaware limited liability company

Cott Beverages Inc., a Georgia corporation

Cott Beverages Limited, a United Kingdom corporation

Cott Developments Limited, a United Kingdom corporation

Cott Europe Trading Limited, a United Kingdom corporation

Cott Holdings Inc., a Delaware corporation

Cott Investment, L.L.C., a Delaware limited liability company

Cott Limited, a United Kingdom corporation

Cott Luxembourg S.A.R.L., a Luxembourg corporation

Cott Nelson (Holdings) Limited, a United Kingdom corporation

Cott Private Label Limited, a United Kingdom corporation

Cott Retail Brands Limited, a United Kingdom corporation

Cott U.S. Acquisition LLC, a Delaware limited liability company

Cott UK Acquisition Limited, a United Kingdom corporation

Cott USA Finance LLC, a Delaware limited liability company

Cott Vending Inc., a Delaware Corporation

Cott Ventures Limited, a United Kingdom corporation

Cott Ventures UK Limited, a United Kingdom corporation

Interim BCB, LLC, a Delaware limited liability company

Mr Freeze (Europe) Limited, a United Kingdom corporation

Star Real Property LLC, a Delaware limited liability company

Stockpack Limited, a United Kingdom corporation

TT Calco Limited, a United Kingdom corporation